PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(to Prospectus Dated May 30, 2025)	Registration No. 333-287708

10,013,351 Shares of Common Stock

10,013,351 Warrants to purchase up to 10,013,351 Shares of Common Stock

10,013,351 Shares of Common Stock Underlying the Warrants

SHARPLINK, INC.

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering in a registered direct offering to a certain purchaser 10,013,351 shares of our common stock, par value $0.0001 per share (“Common Stock”), as well as warrants to purchase up to 10,013,351 shares of Common Stock (the “Warrants”). Each share of Common Stock is being sold together with an accompanying Warrant to purchase one share of Common Stock. The shares of Common Stock and Warrants are immediately separable and will be issued separately in the offering but must be purchased together in this offering.

The combined public offering price for each share of Common Stock and accompanying Warrant to purchase one share of Common Stock is $7.49. Each Warrant has an exercise price of $8.15 per share, is exercisable immediately and will expire four (4) years from the date of issuance.

This offering also relates to (and this prospectus supplement relates to) the shares of Common Stock issuable upon exercise of the Warrants sold in this offering.

The securities will be offered at a fixed price and are expected to be issued in a single closing; however, our shares of Common Stock underlying the Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

We have entered into a securities purchase agreement (the “Securities Purchase Agreement”), relating to the offering with the investor. There is no arrangement for funds to be received in escrow, trust or similar arrangement. The offering will settle delivery versus payment/receipt versus payment (on the closing date we will issue the shares of Common Stock directly to the account(s) at the placement agent (as defined below) identified by each purchaser; upon receipt of such shares, the placement agent shall promptly electronically deliver such shares to the applicable purchaser, and payment therefor shall be made by the placement agent (or its clearing firm) by wire transfer to us).

Our Common Stock trades on Nasdaq under the symbol “SBET.” On June 18, 2026, the last reported sale price of our Common Stock on Nasdaq was $5.29 per share.

We have engaged A.G.P./Alliance Global Partners (“A.G.P”) as sole placement agent (the “placement agent”) in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of the securities.

We have agreed to pay the placement agent the fees set forth in the table below which assumes that we sell all of the securities offered by the prospectus supplement and the accompanying base prospectus. We will bear all costs associated with this offering. See “Plan of Distribution” in this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrant	Total
Offering price	$7.49	$74,999,998
Placement agent fees(1)	$0.1498	$1,499,999
Proceeds to Sharplink, Inc. before expenses(2)	$7.3402	$73,499,999

(1)	We have agreed to pay the placement agent a commission equal to a cash fee of 2.0% of the aggregate gross proceeds raised from the sale of the securities sold in the offering. See the section titled “Plan of Distribution” beginning on page S-10 of this prospectus supplement for more information regarding the compensation to be received by the placement agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Warrants being issued in connection with this offering. In addition, because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. See the “Plan of Distribution” section beginning on page S-10 of this prospectus supplement for additional information regarding the compensation to be received by the placement agent.

Delivery of the shares of Common Stock and Warrants is expected to be made on or about June 23, 2026.

Sole Placement Agent

A.G.P.

The date of this prospectus is June 22, 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process on May 30, 2025. Under the shelf registration process, we may offer shares of Common Stock from time to time at prices and on terms to be determined by market conditions at the time of offering. This Prospectus Supplement and the documents incorporated herein by reference include important information about us, the shares being offered and other information you should know before investing in our Common Stock.

This prospectus supplement describes the specific terms of the Common Stock we are offering and also adds to, and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement, the accompanying base prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent has offered to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of our Common Stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, unless the context indicates otherwise, references to “Sharplink,” “SharpLink Gaming,” “SharpLink,” “SharpLink US,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to Sharplink, Inc., a Delaware corporation, and its wholly owned subsidiaries. References to “SharpLink Israel” refer to SharpLink Gaming, Ltd., an Israeli limited liability company, with which SharpLink US completed a domestication merger in February 2024.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and any free writing prospectus, if applicable, including the documents we incorporate by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our plans, strategies, objectives, expectations and intentions, which are subject to change at any time at our discretion. Forward-looking statements include our assessment, from time to time of our competitive position, the industry environment, potential growth opportunities, the effects of regulation and events outside of our control, such as natural disasters, wars or health epidemics. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.

Forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors which could cause the actual results to differ materially from the forward-looking statement. These uncertainties and other factors include, among other things:

●	our ability to remain a market innovator, to create new market opportunities, and/or to expand into new markets;

●	the potential need for changes in our long-term strategy in response to future developments;

●	unexpected technical and market difficulties inherent in crypto markets and protocols;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations and fund our growth, staking or Defi initiatives;

●	unexpected changes in significant operating expenses;

●	fluctuations and the volatility of ETH in its market price;

●	changes in the accounting treatment relating to the Company’s ETH holdings;

●	a decrease in liquidity in the markets in which ETH is traded;

●	increased competition, including from companies which may have substantially greater resources than we have;

●	the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our business partners’ information and systems;

●	changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with regulatory requirements;

●	our ability to continue to successfully integrate acquired companies into our operations;

●	varying attitudes towards sports and online casino games and poker (“iGaming”) data providers, betting and use of cryptocurrencies in online gaming by foreign governments;

●	our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, and other business restrictions affecting our ability to anticipate changes in the crypto industry and to market our products and services;

●	failure to develop or integrate new technology into current products and services and the failure to respond to changes in the crypto protocols and its changing technology;

●	unfavorable results in legal proceedings to which we may be subject;

●	failure to establish and maintain effective internal control over financial reporting; and

●	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation and macroeconomic forces and events.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus supplement. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus supplement, including the matters set forth under “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC.

Business Summary

Sharplink undertook a significant strategic shift in June 2025 in our business operations by becoming one of the world’s largest publicly traded companies to adopt Ether (“ETH”), the native token of the Ethereum blockchain, as its primary treasury asset. This strategy reflects the Company’s commitment to align our corporate treasury with the future of programmable finance, digital capital markets and decentralized infrastructure. The Company also operates an online affiliate marketing company that delivers unique fan activation solutions to its sportsbook and online casino gaming partners.

Since launching our treasury strategy, we have successfully raised $3.2 billion in new capital, which materially expanded the Company’s balance sheet and elevated our ETH treasury holdings to become the world’s second largest publicly traded holder of ETH as of June 22, 2026. With this strategic shift, Sharplink streamlined its business-building operations around two distinct reportable segments:

1) ETH Treasury Management. We seek to benefit from our ETH accumulation strategy by (i) potential ETH price appreciation and (ii) protocol-level rewards earned by participating in Ethereum’s proof-of-stake (“PoS”) consensus mechanism. We delegate our ETH to third-party validators (directly or via asset managers) and participate in both native and liquid staking programs. Our staking infrastructure and custody arrangements are designed to meet the governance, security and control standards expected of a public company.

2) Affiliate Marketing. Our Affiliate Marketing segment is focused on performance-based customer acquisition services for leading sportsbooks and online casino gaming operators worldwide. Through our iGaming affiliate marketing network, known as PAS.net, Sharplink focuses on driving qualified traffic and player acquisitions, retention and conversions to U.S. regulated and global iGaming operator partners worldwide. In addition, we own and operate a portfolio of direct-to-player, state-specific, affiliate marketing websites designed to attract, acquire and drive local sports betting and online casino gaming traffic to its valued partners which are licensed to operate in each respective state.

ETH Treasury Management Strategy

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AND STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITY EXCHANGE ACT.

Our decision to accumulate ETH as a core treasury asset is grounded in a forward-looking view of the evolving global financial ecosystem. We believe Ethereum’s unparalleled programmability, security and active developer ecosystem position it as a foundational layer for decentralized finance and Web3 applications. With Ethereum’s transition to a proof-of-stake consensus mechanism and the growth of highly scalable Layer 2 networks, ETH has evolved into a yield-bearing, productive crypto asset with increasing institutional adoption and intrinsic network value. We view ETH as a digital asset trust commodity, offering the potential for long-term appreciation and yield generation as more stablecoins, tokenized real-world assets and decentralized finance utilize the Ethereum ecosystem.

S-1

A key aspect of our ETH Treasury Management strategy is to raise capital to be used to increase our ETH holdings. This can come in the form of equity, equity-linked debt, debt of any kind or any other contract or arrangement intended to fund the purchase of ETH, whether or not such financing is formally classified as debt or equity or other forms of offerings or arrangements (“Financings”), designed to maximize stockholder exposure to ETH within a prudent risk management framework. Through the implementation of our stock repurchase program, which was approved by the Company’s Board of Directors (the “Board”) and implemented in August (the “2025 Repurchase Program”), we maintain the flexibility to buy back stock where it is accretive to stockholders. We have not set a specific target for the maximum amount of ETH we seek to hold.

We diligently track and routinely report key performance indicators designed to offer investors transparency and insight into the execution and effectiveness of our ETH Treasury Management strategies. Among these metrics, our ETH Concentration (which is used interchangeably with “ETH per share”) has emerged as a central performance benchmark and “north star” metric by which we gauge our progress, and growing it over time is a key objective. ETH Concentration, which is calculated by dividing our total ETH holdings by every 1,000 Assumed Diluted Shares Outstanding, reflects both the scale of our ETH accumulation efforts and the capital efficiency of our treasury operations. By prioritizing this metric, we underscore our commitment to driving long-term shareholder value, rather than short-term fluctuations in asset prices or market capitalization.

Assumed Diluted Shares Outstanding represents the sum of (i) our actual shares of Common Stock issued and outstanding as of the end of each reporting period, plus (ii) the additional shares that would be issued upon the assumed exercise or settlement of all outstanding warrants, pre-funded warrants, stock option awards, and restricted stock units (“Assumed Diluted Shares Outstanding”). Assumed Diluted Shares Outstanding is not calculated using the treasury stock method. It does not account for equity award vesting conditions, stock option exercise prices, or contractual restrictions limiting the convertibility of debt instruments. Additionally, it excludes any assumed share repurchases that would ordinarily be considered under the treasury stock method.

ETH Concentration, ETH per share, ETH Net Asset Value (“mNAV”), and/or certain other metrics used by the Company may be considered to be “key performance indicators” (“KPIs”). The Company calculates mNAV using the Company’s enterprise value divided by the total market value of ETH held by the Company. The Company uses ETH Concentration, ETH per share  and ETH NAV to help assess the performance of its strategy of acquiring ETH in a manner the Company believes is accretive to stockholders as it relates to the Company’s ETH holdings. The Company believes that ETH Concentration, ETH per share and ETH NAV assist investors in understanding how the Company chooses to fund ETH purchases and the value created by such purchases. These metrics have inherent limitations including not taking into account that our assets are subject to all existing and future liabilities. These metrics are not, and should not be understood as, financial performance, valuation, or liquidity measures. Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings.

We currently utilize native staking and liquid staking. In native staking, ETH remains onchain with withdrawal credentials controlled by our custodian and rewards are recognized as revenue when earned. In liquid staking, we deposit ETH and receive liquid staked ETH (“LsETH”), a redeemable receipt token; the ETH is derecognized and the LsETH is recorded as an indefinite-lived intangible asset subject to impairment.

On December 20, 2025, the Company executed a Strategic Partnership Agreement (“SPA”) with ether.fi, EigenCloud, Linea Consortium (a related party), and Consensys Software, Inc. (“Consensys”), (a related party), to bridge a minimum of $200.0 million of weETH from its treasury onto Linea, a zkEVM Layer 2 network, over an initial 24-month period. The execution of the deliverables of the SPA was performed with our qualified custodian Anchorage Digital Bank N.A. as the intermediary. As of March 31, 2026, we have restaked $206.0 million in weETH onto Linea.

Separate from staking rewards from weETH, at redemption, we are entitled to monthly protocol incentives from ether.fi, Linea, and EigenCloud under the SPA. We have concluded that ether.fi, Linea, and EigenCloud are each customers under ASC 606, as they provide consideration in exchange for our service of providing and maintaining Total Value Locked (“TVL”) on Linea, which is an output of our ongoing treasury operations.

Protocol incentives, paid in the form of ETH and weETH, are based on month-end TVL metrics and subject to contractual caps. The quantity of incentives earned is not known or calculable by the Company until the end of the month and, until such time, is considered a variable consideration under ASC 606. Revenue from incentives are recognized over time as the Company satisfies its performance obligation of maintaining TVL, as customers simultaneously receive and consume the benefits of the service.

S-2

On May 9, 2026, Sharplink entered into a non-binding Memorandum of Understanding with Galaxy Digital, subject to definitive agreement, to establish the Galaxy Sharplink Onchain Yield Fund, an approximate $125 million initiative designed to deploy capital into selective onchain opportunities capable of generating strong risk-adjusted returns while providing critical liquidity to emerging protocols. Separately, on April 3, 2026, Sharplink entered into mutual termination agreements with Galaxy Digital Capital Management LP and ParaFi Capital LP to terminate the asset management agreements entered into on May 30, 2025. The terminations are effective May 31, 2026, and the Company is not required to pay any termination fees or penalties in connection with such mutual terminations. The decision to enter into the termination agreements reflects the Company’s continued evolution, including the addition of internal asset management personnel.

On March 17, 2026, the SEC and CFTC issued a joint interpretation clarifying the application of the federal securities laws to crypto assets and establishing a taxonomy of five categories: “digital commodities,” “digital collectibles,” “digital tools,” “stablecoins,” and “digital securities.” The Joint Interpretation expressly identifies ETH as an example of a digital commodity. However, the Joint Interpretation is interpretive guidance rather than a rulemaking and does not itself have the force of law. It could be modified, withdrawn, or superseded by future SEC or CFTC leadership, narrowed or invalidated through judicial challenge, or rendered obsolete by subsequent legislation or rulemaking.

Importantly, our ETH Treasury Management strategy is complemented by our active participation in the Ethereum ecosystem. We are a founding member of the Linea Consortium, along with Consensys, a leading governance body supporting the development of Ethereum’s most aligned Layer 2 blockchain network. Our participation in the consortium enables us to help steer capital allocation toward high-impact infrastructure, public goods and innovation pipelines that are intended to strengthen the long-term utility and defensibility of the Ethereum network, reinforcing the intrinsic value of our own ETH treasury assets.

Organizational History

Shift in Primary Business Strategy to Digital Asset Treasury Management

In response to evolving market conditions and capital markets developments, we began reassessing our long-term strategic focus in the spring of 2024. After evaluating numerous strategic opportunities over a period spanning 14 months, in the second quarter of 2025 management determined to shift the Company’s primary emphasis toward digital asset treasury activities, including the development of an ETH-centered digital asset treasury management strategy. While we continue to operate our legacy affiliate marketing business, our organizational focus has transitioned toward the management of digital assets as a core component of our long-term business plan.

Discontinued Operations

Sharplink’s business platform previously included the provision of Free-To-Play (“F2P”) sports game and mobile app development services to a marquis list of customers, which included several of the biggest names in sports and sports betting, including Turner Sports, NBA, NFL, PGA TOUR, NASCAR and BetMGM, among others. In addition, we previously owned and operated a variety of proprietary real-money fantasy sports and sports simulation games and mobile apps through our SportsHub/fantasy sports business unit, which also owned and operated LeagueSafe, one of the fantasy sports industry’s most trusted sources for collecting and protecting private fantasy league dues.

On January 18, 2024, Sharplink sold all of the issued and outstanding membership interests, in our Sports Gaming Client Services and SportsHub Gaming Network business units to RSports Interactive, Inc. (“RSports”) for $22.5 million in an all-cash transaction (the “Sale of Business”), pursuant to the signing of a Purchase Agreement and other related agreements. Nearly all the employees of these acquired business units moved to RSports to help ensure a seamless transaction.

The historical results of our Sports Gaming Client Services, SportsHub Gaming Network and MTS businesses have been reflected as discontinued operations in our consolidated financial statements for the period prior to the Sale of Business. See Note 14 - Discontinued Operations included in the Consolidated Financial Statements for the years ended December 31, 2025 and 2024 as reported in Form 10-K, filed on March 6, 2026.

You can find more information about us in our filings with the SEC referenced in the sections in this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on pages S-12 and S-13, respectively.

Corporate Information

We were incorporated in the State of Delaware on January 26, 2022. Our principal executive offices are located at 200 S. Biscayne Boulevard, 20th floor, Miami, Florida 33131 and our telephone number is 612-293-0619. Our corporate website address is www.sharplink.com. The information included on our website or in any social media associated with the Company is not part of this prospectus supplement and should not be relied upon in determining whether to make an investment decision.

S-3

THE OFFERING

Shares of Common Stock Offered by Us:	10,013,351 shares of Common Stock.

Public Offering Price:	$7.49 per share of Common Stock and accompanying Warrant.

Warrants:	We are also offering Warrants to purchase up to an aggregate of 10,013,351 shares of Common Stock. In this offering, each share of our Common Stock is being sold together with an accompanying Warrant to purchase one share of Common Stock. The shares of Common Stock and Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. Each Warrant purchased in this offering is exercisable for one share of Common Stock at an exercise price of $8.15 per share, is exercisable immediately, and may be exercised until four (4) years from the date of issuance. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants sold in this offering. See “Description of Securities Offered” on page S-9 of this prospectus supplement.

Common Stock Outstanding Before this Offering:	202,382,019 shares of Common Stock.

Common Stock Outstanding Immediately After this Offering:	212,395,370 shares of Common Stock (assuming no exercise of the Warrants).

Use of Proceeds:	We estimate that the net proceeds from this offering will be approximately $73.2 million, after deducting the placement agent fee and estimated offering expenses payable by us. We intend to use the proceeds from this offering for working capital needs, operating expenses and any other capital needs, including, but not limited to the purchase of ETH and repurchasing the Company’s Common Stock, pursuant to the Company’s buyback program. See “Use of Proceeds.”

Risk Factors:	You should carefully read the “Risk Factors” on page S-5 and other information included in this prospectus supplement for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Nasdaq Symbol for Our Common Stock:	SBET

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 202,382,019 shares of Common Stock outstanding as of June 18, 2026, and assumes no exercise of the Warrants being offered in this Offering. The number of shares of Common Stock outstanding after this offering also excludes:

●	3,146 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $122.88 per share;

●	1,404,888 shares of Common Stock underlying unvested Restricted Stock Units; and

●	11,762,236 shares of Common Stock underlying outstanding warrants (including 5,542,952 pre-funded warrants).

S-4

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus supplement and the documents incorporated by reference into this prospectus supplement, including those in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, incorporated herein by reference, before making an investment decision. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our shares of Common Stock could decline materially, and you could lose all or part of your investment.

The risks included in this prospectus supplement and the documents we have incorporated by reference into this prospectus supplement are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations, and our ability to pay distributions to stockholders.

Risks Related to This Offering

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Since May 20, 2025, our Common Stock has traded at prices as low as $2.79 per share and as high as $79.21 per share. This volatility may affect the price at which you could sell the shares of Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and the stock of ETH treasury strategy companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated, disproportionate or disconnected from the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our shares of Common Stock to fall.

Sales of a substantial number of shares of Common Stock could occur at any time. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our shares of Common Stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to the investors purchasing our shares of Common Stock and accompanying Warrant in this offering or result in downward pressure on the price of our Common Stock. We may sell our shares of Common Stock or other securities in any other offering at prices that are higher or lower than the prices paid by the investors in this offering, and the investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

S-5

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. We intend to use the net proceeds from this offering to acquire ETH and for working capital and other general corporate purposes, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own.

You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited.

Except for the right to participate in certain dividends and distributions, holders of the Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our Common Stock.

Until holders of the Warrants acquire shares of Common Stock upon exercise of such Warrants, the holders will have no rights with respect to the shares of Common Stock underlying such Warrant except that the holder of a Warrant shall be entitled to participate in certain distributions, including cash dividends, if any, to all holders of our Common Stock for no consideration, subject to certain ownership limitations. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Warrants being offered are speculative in nature.

Following this offering, the market value of the Warrants, if any, will be uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. The Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of our Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, the Warrants may expire valueless.

S-6

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $73.2 million from the sale of the securities by us in this offering, after deducting the placement agent fees, and estimated offering expenses payable by us, and excluding the proceeds, if any, received from the exercise of Warrants issued in this offering.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. We have not designated any specific portion of the net proceeds for any particular purpose, and our management will retain broad discretion over the allocation and application of the net proceeds. As a result, investors will be relying on the judgment of our management with respect to the use of the net proceeds, and our actual uses may vary substantially from our current expectations.

The principal purposes of this offering are to increase our capitalization and financial flexibility and to provide us with additional capital to support our business strategy. General corporate purposes may include, among other things, additions to working capital, the acquisition of ETH, and repurchases of our Common Stock under our previously authorized stock repurchase program. We are not obligated to repurchase any specific number of shares, and we may suspend or discontinue repurchases at any time. We may also use a portion of the net proceeds for other purposes that our management identifies from time to time. The amounts and timing of any such uses will depend on a number of factors, including market and other conditions, and we are not able to predict with certainty all of the particular uses of the net proceeds or the amounts that we will actually spend on the uses described above.

S-7

MARKET PRICE OF OUR COMMON STOCK

Our Common Stock is presently listed on The Nasdaq Capital Market under the symbol “SBET.” On June 18, 2026, the last reported sale price of our Common Stock on Nasdaq was $5.29 per share.

As of June 21, 2026, there were approximately 62 holders of record of our Common Stock.

S-8

DESCRIPTION OF SECURITIES OFFERED

We are offering 10,013,351 shares of Common Stock and accompanying Warrants to purchase up to 10,013,351 shares of Common Stock. We are also registering the shares of Common Stock issuable from time to time upon exercise of the Warrants offered hereby.

Common Stock

We are authorized to issue up to 2,500,000,000 shares of Common Stock, par value $0.0001 per share.

See “Description of Common Stock” on page 11 of the accompanying prospectus for a description of the material terms of our Common Stock.

Warrants

The following is a summary of the material terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrant.

Duration and Exercise Price

The Warrants offered hereby will have an exercise price of $8.15 per share. The Warrants will be immediately exercisable upon issuance and will be exercisable for four (4) years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. The Warrants will be issued in certificated form only.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrant to the extent that the holder would own more than 4.99% of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Warrant up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant.

Cashless Exercise

If at the time of exercise of the Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of Common Stock issuable upon exercise of the Warrants, then the Warrants will only be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Transferability

In accordance with its terms and subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such Warrant holders exercise their Warrants.

Fundamental Transaction.

In the event of a fundamental transaction, as described in the form of Warrant, and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction, other than one in which a successor entity that is a publicly traded corporation (whose stock is quoted or listed for trading on a national securities exchange, including, but not limited to, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market) assumes the Warrant such that the warrant shall be exercisable for the publicly traded common stock of such successor entity.

S-9

PLAN OF DISTRIBUTION

A.G.P. has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated June 22, 2026 (the “Placement Agency Agreement”). The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We may not sell the entire amount of securities offered pursuant to this prospectus supplement.

We have entered into a securities purchase agreement directly with the purchaser. We will deliver the securities being issued to purchasers upon receipt of purchaser funds for the purchase of the securities offered pursuant to this prospectus supplement.

This offering will be completed no later than two business days following the commencement of this offering and the delivery of such securities will be made upon receipt of investor funds received by the Company. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about June 23, 2026.

We have agreed to indemnify the placement agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

This offering is being conducted on a “reasonable best efforts” basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the fees set forth in the table below (assuming the purchase of all of the securities we are offering).

	Per Share and Accompanying Warrant	Total
Offering price	$7.49	$74,999,998
Placement agent fees(1)	$0.1498	$1,499,999
Proceeds to Sharplink, Inc. before expenses(2)	$7.3402	$73,499,999

(1)	We have agreed to pay the placement agent a commission equal to a cash fee of 2.0% of the aggregate gross proceeds raised from the sale of the securities sold in the offering.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Warrants being issued in connection with this offering. In addition, because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

We estimate the total expenses payable by us for this offering, excluding the placement agent fees and expenses, will be approximately $160,000.

Pursuant to the Placement Agency Agreement, the Company has agreed that, for a period of six (6) months following the termination of the Placement Agency Agreement, the placement agent will be entitled to receive the same cash compensation payable in connection with this offering with respect to any public or private offering or other financing or capital-raising transaction involving the sale of our Common Stock (or pre-funded warrants in lieu thereof) that is consummated with an investor that was contacted by, or directly or indirectly introduced to our company by, the placement agent in connection with this offering. Such compensation will not apply to securities issued to our officers, directors, employees or consultants, or to securities issued upon the exercise of the our outstanding options or warrants.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(ii) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-10

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investor, in consultation with the placement agent based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering and the exercise price of the Warrant include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SBET.”

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The placement agent and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In May 2025, A.G.P. also acted as the sole placement agent in our transaction with certain investors (the “PIPE Offering”) for total approximate gross proceeds of $425 million. A.G.P. received a cash fee equal to (i) 7.0% of the aggregate gross cash proceeds up to the first $100 million of gross proceeds received in the PIPE Offering; (ii) 5.0% of the aggregate gross proceeds up to the second $100 million in gross proceeds received in the PIPE Offering; and (iii) 3.0% of the aggregate gross proceeds in excess of $200 million in gross proceeds received in the PIPE Offering. The Company also reimbursed A.G.P. for out-of-pocket expenses, including $200,000 for legal fees.

On May 30, 2025, we entered into a sales agreement, as amended on July 17, 2025 and August 20, 2025, (the “Amended and Restated Sales Agreement”) pursuant to which we may offer and sell shares of Common Stock having an aggregate offering price of up to $6.0 billion from time to time through A.G.P., B. Riley Securities, Inc., Canaccord Genuity LLC, Citizens JMP Securities, LLC and SG Americas Securities, LLC, acting as our sales agents or principal. A.G.P. was entitled to compensation under the terms of the sales agreement at a fixed commission rate of up to 2.5% of the gross sales price per share on all shares of Common Stock up to $1.0 billion and 2.0% of the gross sales per share on all shares of Common Stock sold thereafter, in addition to reimbursement of certain expenses. As of the date of this prospectus supplement, we have sold approximately $2.1 billion in gross proceeds pursuant to the Sales Agreement.

On August 6, 2025, the Company entered into the purchase agreements with certain institutional investors to sell in a registered direct offering (the “August 6th Offering”) an aggregate of 10,256,411 shares of the Company’s Common Stock. On August 6, 2025, the Company also entered into an August 6th Placement Agent Agreement with A.G.P., as lead placement agent, and SG Americas Securities, LLC (“SocGen” and together with A.G.P., the “Placement Agents”), pursuant to which the Company engaged the Placement Agents as the exclusive placement agents in connection with the August 6th Offering (the “August 6th Placement Agent Agreement”). Cantor Fitzgerald & Co., (“Cantor”) acted as financial advisor to the Company pursuant to an engagement letter entered into with the Company (the “Engagement Letter”). Pursuant to the August 6th Placement Agent Agreement, the Company paid the Placement Agents a cash fee equal to their pro rata allocation of 5.0% of the aggregate gross proceeds raised from the sale of the shares sold in the August 6th Offering (the “August 6th Cash Fee”). The August 6th Cash Fee was allocated 45.0% to A.G.P. and 10.0% to Societe Generale. In addition, pursuant to the Engagement Letter, Cantor was paid a cash fee equal to 45.0% of 5.0% of the aggregate gross proceeds received in connection with the August 6th Offering. The August 6th Placement Agent Agreement provided that the cash fee paid to A.G.P. shall not exceed 2.0% of the aggregate gross proceeds raised from the sale of the securities sold in the offering and that any balance of the cash fee not payable to the Placement Agents or Cantor shall be credited back to the Company.

On August 10, 2025, the Company entered into securities purchase agreements with certain institutional investors to sell in a registered direct offering (the “August 10th Offering”) an aggregate of 18,382,353 shares of the Company’s Common Stock. On August 10, 2025, the Company also entered into a placement agent agreement (the “August 10th Placement Agent Agreement”) with A.G.P, pursuant to which the Company engaged A.G.P. as the exclusive placement agent in connection with the August 10th Offering. Pursuant to the August 10th Placement Agent Agreement, the Company paid A.G.P. a cash fee equal to 2.5% of the aggregate gross proceeds raised from the sale of the shares sold in the August 10th Offering.

On October 15, 2025, the Company entered into a securities purchase agreement with an institutional investor to sell in a registered direct offering (the “October Offering”) an aggregate of 4,500,000 shares of Common Stock and certain 90-day premium purchase contracts to purchase up to an additional 4,500,000 shares of Common Stock at an exercise price of $17.50 (which expired on January 15, 2026 and were not exercised). On October 15, 2025, the Company also entered into a placement agent agreement (the “October Placement Agent Agreement”) with A.G.P, pursuant to which the Company engaged A.G.P. as the exclusive placement agent in connection with the October Offering. Pursuant to the October Placement Agent Agreement, the Company paid A.G.P. a cash fee equal to 2.0% of the aggregate gross proceeds raised from the sale of the shares sold in the October Offering.

In addition, in the ordinary course of their various business activities, the placement agent and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the· accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or their affiliates enter into a lending relationship with us, they will routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of Common Stock offered hereby. The placement agent and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-11

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York. The placement agent is being represented in connection with this offering by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of our Company as of and for the year ended December 31, 2025 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of our Company as of and for the year ended December 31, 2024 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report contains an explanatory paragraph regarding our ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC relating to the shares of Common Stock being offered hereby. This prospectus supplement does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus supplement and their exhibits all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.sharplink.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus supplement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Sharplink, Inc.

Attn: Chief Executive Officer

200 S. Biscayne Boulevard

Miami, Florida 33131

Telephone: 612-293-0619

S-12

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference the documents listed below and any future filings made subsequent to the date of this prospectus that we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 9, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with SEC on May 8, 2026; and

●	Our Current Reports on Form 8-K filed with the SEC on February 3, 2026, February 19, 2026, April 3, 2026, and April 14, 2026.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. You should direct requests for documents to:

Sharplink, Inc.

200 S. Biscayne Boulevard, Floor 20

Miami, Florida 33131

Attention: Chief Executive Officer

Phone: 612-293-0619

S-13

SharpLink Gaming, Inc.

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights

Units

From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer Common Stock or Preferred Stock upon conversion of or exchange for the debt securities; shares of common stock, par value $0.0001 per share (the “Common Stock”) upon conversion of or exchange for the preferred stock; Common Stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

On May 29, 2025, the last reported sale price of our Common Stock was $79.21 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 7 of this prospectus under the caption “Risk Factors” and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports. We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read carefully and consider the “Risk Factors” referenced on page 7 of this prospectus, as well as those contained in the applicable prospectus supplement and in the documents that are incorporated by reference herein or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2025

2

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”.) Under the shelf process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings and selling security holders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we or selling security holders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with any additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Certain Documents By Reference” and “Where You Can Find More Information.”

In this prospectus, unless the context indicates otherwise, references to “SharpLink Gaming,” “SharpLink,” “SharpLink US,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to SharpLink Gaming, Inc., a Delaware corporation, and its wholly owned subsidiaries. References to “SharpLink Israel” refer to SharpLink Gaming, Ltd., an Israel limited liability company, with which SharpLink US completed a domestication merger in February 2024.

3

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our efforts to attract and retain new customers, our future financial projections and competitive position, our ability to keep pace with changing consumer preferences, the activities of our licensors, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the Securities Exchange Commission (the “SEC”). We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and an amendment to the Annual Report on Form 10-K and Form 10-K/A, filed with the Securities and Exchange Commission on March 14, 2025 and March 17, 2025, respectively.

BUSINESS SUMMARY

Headquartered in Minneapolis, Minnesota, SharpLink Gaming is an online performance-based marketing company that leverages our unique fan activation solutions to generate and deliver high quality leads to our U.S. sportsbook and global casino gaming partners. In early 2025 following a near year-long due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global crypto gaming market – a fast emerging segment of the iGaming industry being fueled by the integration of blockchain technologies and gaming experiences; and, in turn, giving rise to new online gaming economies in the process.

By leveraging blockchain technologies, SharpLink aims to tap into the rapidly evolving landscape of online gaming economies, capitalizing on the increasing integration of cryptocurrencies within the iGaming sector. For example, by developing partnerships with crypto-focused gaming platforms, SharpLink can enhance its lead generation capabilities while offering innovative marketing solutions that cater to a tech-savvy audience. This strategic move is expected to not only diversify SharpLink’s service offerings but also position the Company as a key player in the intersection of gaming and blockchain technology, ultimately driving sustainable growth and enhancing value for our business partners and stockholders.

4

Affiliate Marketing Services

On December 31, 2021, in a cash and stock transaction, SharpLink acquired certain assets of FourCubed, including FourCubed’s online casino gaming-focused affiliate marketing network, known as PAS.net (“PAS”). For more than 17 years, PAS has focused on delivering quality traffic and player acquisitions, retention and conversions to regulated and global casino gaming operator partners worldwide. In fact, PAS won industry recognition as the European online gambling industry’s Top Affiliate Manager, Top Affiliate Website and Top Affiliate Program for four consecutive years by both igambingbusiness.com and igamingaffiliate.com. The strategic acquisition of FourCubed brought SharpLink talent with proven experience in affiliate marketing services and recurring net gaming revenue (“NGR”) contracts with many of the world’s leading online casino gambling companies, including Party Poker, bwin, UNIBET, GG Poker, 888 poker, betfair, WPT Global and others.

As part of our strategy to expand our affiliate marketing services to the emerging American sports betting market, in November 2022, we began a systematic roll-out of our U.S.-focused performance-based marketing business with the launch of 15 state-specific, content-rich affiliate marketing websites. Our user-friendly, state-specific domains are designed to attract, acquire and drive local sports betting and casino traffic directly to our sportsbook and casino partners’ which are licensed to operate in each respective state. As of March 15, 2025, we are licensed to operate in 18 jurisdictions and own and operate sites serving 17 U.S. states (Arizona, Colorado, Iowa, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, New Jersey, New York, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and Wyoming). As more states legalize sports betting, our portfolio of state-specific affiliate marketing properties may expand to include them. We largely utilize search engine optimization and programmatic advertising campaigns to drive traffic to our direct-to-player (“D2P”) sites.

In the first quarter of 2023, we unveiled SharpBetting.com, a U.S. sports betting education hub for experienced and novice sports fans. SharpBetting.com is a robust educational website dedicated to teaching new sports betting enthusiasts the fundamentals of, and winning strategies for, navigating the legal sports betting landscape responsibly.

Expansion Into Crypto Gaming

Beginning in early 2024 following the redomestication of our Company from Israel to Delaware, SharpLink’s management team and SharpLink’s Board of Directors (the “Board of Directors”) launched an effort to identify the best growth opportunities that would allow us to strategically leverage our existing performance-based marketing platform and industry relationships to achieve deeper and more lucrative penetration into the digital gaming and sports betting markets. Throughout this process, we carefully evaluated more than two dozen compelling opportunities and determined that the combination of market expansion, cost efficiency, security and player demand make crypto gaming one of the most promising growth opportunities in the iGaming industry today. Consequently, on February 24, 2025, we announced that we acquired a 10% equity stake in U.K.-based Armchair Enterprises Limited (“Armchair”), which owns and operates CryptoCasino.com. The acquisition was made for $500,000 in cash, along with a right of first refusal to acquire a controlling interest in Armchair.

Launched in October 2024, CryptoCasino.com is an innovative online gaming platform that partners with some of the world’s leading gaming studios. It utilizes blockchain technology to provide users with a secure, transparent and engaging next-generation gaming experience. The platform plans to offer over 5,500 online slots and table games, a live dealer casino, a premium sportsbook, an eSports betting hub and a racebook, among other features. CryptoCasino.com accepts a wide range of cryptocurrencies, including Bitcoin, Ether, Litecoin and more, catering to various user preferences globally while ensuring enhanced security, transparency and anonymity for players. CryptoCasino.com offers both traditional registration and Web3 connectivity. By connecting instantly with wallets like MetaMask and Trust Wallet, players can easily deposit and withdraw funds within seconds. In addition, CryptoCasino.com serves over one billion unique Telegram users by providing a Telegram Casino integration, which allows anyone to join and start playing with just one click.

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Among the key factors that informed our decision to pursue growth opportunities in crypto gaming were:

●	The crypto gaming industry is rapidly growing, with more players opting for blockchain-based casinos due to their transparency, security and quick transactions. We believe that the investment made in Armchair will help to position SharpLink as an early mover, ready to benefit from the expected industry expansion;

●	Cryptocurrency transactions usually have lower fees and faster processing times compared to traditional payment methods, which benefits both the Company and our users; and

●	As more players and operators move towards decentralized gambling, early pioneers, like SharpLink, may have an advantage to secure a competitive edge over traditional operators.

During the fiscal years ended December 31, 2024 and 2023, our continuing operations generated revenues from our affiliate marketing services of $3,662,349 and $4,952,725, respectively, representing a decrease of 26.1% on a comparative year-over-year basis. For the three months ended March 31, 2025 and 2024, our continuing operations generated revenues from our affiliate marketing services which declined 24.0% to $741,731 from $975,946, respectively.

Ether Treasury Strategy

On May 27, 2025, we entered into securities purchase agreements with certain investors (the “PIPE Purchasers”) pursuant to which we agreed to sell and issue to the PIPE Purchasers in a private placement offering (the “PIPE Offering”): (i) 58,699,760 shares of Common Stock, at an offering price of $6.15 per share, and (ii) Pre-Funded Warrants to purchase up to 10,400,553 shares of Common Stock at an offering price of $6.1499 per Pre-Funded Warrant.

The Company intends to use the funds to acquire Ether, the native cryptocurrency of the Ethereum blockchain, pending identification of working capital needs and other general corporate purposes. Ether will serve as the Company’s primary treasury reserve asset. The Company believes this strategy will allow the Company to diversify reserves, enhance capital efficiency, and align with emerging financial technologies.

Discontinued Operations

SharpLink’s business-building platform previously included the provision of Free-To-Play (“F2P”) sports game and mobile app development services to a marquis list of customers, which included several of the biggest names in sports and sports betting, including Turner Sports, NBA, NFL, PGA TOUR, NASCAR and BetMGM, among others. In addition, we also formerly owned and operated a variety of proprietary real-money fantasy sports and sports simulation games and mobile apps through our SportsHub/fantasy sports business unit, which also owned and operated LeagueSafe, one of the fantasy sports industry’s most trusted sources for collecting and protecting private fantasy league dues.

On January 18, 2024, SharpLink sold all of the membership interests in our Sports Gaming Client Services and SportsHub Gaming Network business units to RSports Interactive, Inc. (“RSports”) for $22.5 million in an all-cash transaction (the “Sale of Business”), pursuant to the signing of a Purchase Agreement (the “PA”) and other related agreements. Nearly all of the employees of these acquired business units also moved to RSports to help ensure a seamless transaction.

In December 2023, the Company discontinued investments into and operation of its C4 sports betting conversion technology (“C4”) due to the lack of market acceptance. C4 centered on cost effectively monetizing our own proprietary audiences and our customers’ audiences of U.S. fantasy sports and casual sports fans and casino gaming enthusiasts by converting them into loyal online sports and iGaming bettors.

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Sale of Legacy MTS Business

On December 31, 2022, SharpLink Israel closed on the sale of its legacy MTS business (“Legacy MTS”) to Israel-based Entrypoint South Ltd., a subsidiary of Entrypoint Systems 2004 Ltd (the “MTS Merger”). In consideration of Entrypoint South Ltd. acquiring all rights, title, interests and benefits to Legacy MTS, including 100% of the shares of MTS Integratrak Inc., one of the Company’s U.S. subsidiaries, Entrypoint South Ltd. will pay SharpLink an earn-out payment (an “Earn-Out Payment”) equal to three times Legacy MTS’ Earnings Before Interest, Taxes Depreciation and Amortization (“EBITDA”) for the year ending December 31, 2023, up to a maximum earn-out payment of $1 million (adjusted to reflect net working capital as of the closing date). In July 2024, SharpLink received an earnout payment of $297,387, thus completing the sale of its legacy MTS business.

Redomestication from Israel to Delaware

On February 13, 2024, SharpLink Israel completed its previously announced domestication merger (“Domestication Merger”), pursuant to the terms and conditions set forth in an Agreement and Plan of Merger (the “Domestication Merger Agreement”), dated June 14, 2023 and amended July 24, 2023, among SharpLink Israel, SharpLink Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of SharpLink US (“Domestication Merger Sub”) and SharpLink Gaming, Inc. (“SharpLink US”). The Domestication Merger was achieved through a merger of SharpLink Merger Sub with and into SharpLink Israel, with SharpLink Israel surviving the merger and becoming a wholly owned subsidiary of SharpLink US. The Domestication Merger was approved by the shareholders of SharpLink Israel at an extraordinary special meeting of shareholders held on December 6, 2023. SharpLink US’s Common Stock commenced trading on the Nasdaq Capital Market under the same ticker symbol, SBET, on February 14, 2024.

You can find more information about us in our filings with the SEC referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on pages 29 and 30, respectively.

Corporate Information

We were incorporated in the State of Delaware on January 26, 2022. Our principal executive offices are located at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401 and our telephone number is 612-293-0619. Our corporate website address is www.sharplink.com. The information included on our website or in any social media associated with the Company is not part of this prospectus and should not be relied upon in determining whether to make an investment decision.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in this prospectus and in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including the risks described in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making a decision about investing in our Common Stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our Common Stock could decline, and you could lose part or all of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

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Risks Related to Investing in Ether

The launch of central bank digital currencies (“CBDCs”) may adversely impact our business.

The introduction of a government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, including Ether.

Absent federal regulations, there is a possibility that Ether may be classified as a “security.” Any classification of Ether as a “security” would subject us to additional regulation and could materially impact the operation of our business.

Neither the SEC nor any other U.S. federal or state regulator has publicly stated whether they agree that Ether is a “security.” Despite the Executive Order titled “Strengthening American Leadership in Digital Financial Technology” which includes as an objective, “protecting and promoting the ability of individual citizens and private sector entities alike to access and … to maintain self-custody of digital assets,” Ether has not yet been classified with respect to U.S. federal securities laws. Therefore, while (for the reasons discussed below) we believe that Ether is not a “security” within the meaning of the U.S. federal securities laws, and registration of the Company under The Investment Company Act of 1940, as amended (the “Investment Company Act”), is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise. Our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that Ether is a “security” which would require us to register as an investment company under the Investment Company Act.

We have also adapted our process for analyzing the U.S. federal securities law status of Ether and other cryptocurrencies over time, as guidance and case law have evolved. As part of our U.S. federal securities law analytical process, we take into account a number of factors, including the various definitions of “security” under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that Ether is not a “security” is premised, among other reasons, on our conclusion Ether does not meet the elements of the Howey test. Among the reasons for our conclusion that Ether is not a security is that holders of Ether do not have a reasonable expectation of profits from our efforts in respect of their holding of Ether. Also, Ether ownership does not convey the right to receive any interest, rewards, or other returns.

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The regulatory treatment of Ether is such that it has drawn significant attention from legislative and regulatory bodies, in particular the SEC which has previously stated it deemed Ether a security. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that Ether, or any other digital asset we might hold is a “security.” As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if Ether was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

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Recently, we have begun focusing on pursuing opportunities to expand our portfolio into digital assets. With respect to Section 3(a)(1)(A), following the PIPE Offering, approximately 98% percent of the proceeds of the PIPE Offering will be used to acquire Ether, which is an amount in excess of 40% of our total assets. Since we believe Ether is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act.

With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of the Company’s total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of the Company’s net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

Ether and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC, in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

Ether is created and transmitted through the operations of the peer-to-peer Ethereum network, a decentralized network of computers running software following the Ethereum protocol. If the Ethereum network is disrupted or encounters any unanticipated difficulties, the value of Ethereum could be negatively impacted.

If the Ethereum network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Ethereum network may be disrupted, which in turn may prevent us from depositing or withdrawing Ether from our accounts with our custodian or otherwise effecting Ether transactions. Such disruptions could include, for example: the price volatility of Ether; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of Ether trading platforms due to fraud, failures, security breaches, or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Ethereum network.

In addition, although we do not currently intend to mine Ether, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

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We face risks relating to the custody of our Ether, including the loss or destruction of private keys required to access our Ether and cyberattacks or other data loss relating to our Ether, including smart contract related losses and vulnerabilities.

We hold our Ether with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our Ether among our custodians, and our Ether holdings may be concentrated with a single custodian from time to time. In light of the significant amount of Ether we anticipate that we will hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our Ether as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our Ether, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our Ether, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.  While we conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.

As of May 30, 2025, the insurance that covers losses of our Ether holdings may cover none or only a small fraction of the value of the entirety of our Ether holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our Ether. Moreover, our use of custodians exposes us to the risk that the Ether our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Ether. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Ether.  The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

Ether is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the Ether is held. While the Ether blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Ether held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Ether held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Ether and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of “smart contracts” or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our Ether. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of Ether or other digital assets. Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

USE OF PROCEEDS

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds from the sale of the securities from offerings under this prospectus for capital expenditures, acquisitions, investments and general corporate purposes, including working capital unless the applicable prospectus supplement states otherwise. General corporate purposes may include working capital.

As a result, we will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that may not necessarily improve our results of operations or enhance the value of our Common Stock. We would not receive proceeds from sales by our security holders.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. We may sell from time to time Common Stock, Preferred Stock, debt securities, warrants to purchase any such securities or any combination of the foregoing. In this prospectus, we refer to the Common Stock, Preferred Stock, debt securities and warrants to be sold by us collectively as “securities.”

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If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock Summary

The following description of SharpLink’s capital stock is a summary. This summary is subject to the DGCL and the complete text of SharpLink’s Amended and Restated Certificate of Incorporation and Bylaws.

SharpLink’s authorized capital stock consists of shares made up of:

●	100,000,000 shares of Common Stock, par value $0.0001 per share; and

●	15,000,000 shares of undesignated Preferred Stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by SharpLink’s Board of Directors.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue up to 100,000,000 shares of Common stock, par value $0.0001 per share. As of May 30, 2025, we had 59,426,620 shares of Common Stock issued and outstanding.

The holders of our Common Stock are entitled to the following rights:

Voting Rights

Each share of SharpLink’s Common Stock outstanding is entitled to one vote on all matters on which stockholders of SharpLink generally are entitled to vote. However, holders of SharpLink’s Common Stock will not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation or the DGCL.

Generally, the Bylaws provide that, subject to applicable law or the Amended and Restated Certificate of Incorporation and/or the Bylaws, all corporate actions to be taken by vote of the stockholders will be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person, or by remote communication, if applicable, or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person, or by remote communication, if applicable, or represented by proxy will be the act of such class or series. Directors will be elected by a plurality of the votes cast at a meeting of SharpLink stockholders for the election of directors at which a quorum is present.

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Other Rights

Subject to the rights of holders of any then outstanding class or series of Preferred Stock, holders of SharpLink’s Common Stock are entitled to receive dividends and other distributions in cash, stock or property of SharpLink as the Board of Directors may declare thereon from time to time and will share equally on a per share basis in all such dividends and other distributions. In the event of SharpLink’s dissolution, whether voluntary or involuntary, after the payment in full of the amounts required to be paid to the holders of any outstanding class or series of Preferred Stock, the remaining assets and funds of SharpLink available for distribution will be distributed pro rata to the holders of SharpLink’s Common Stock in proportion to the number of shares held by them and to the holders of any class or series of Preferred Stock entitled to a distribution. Holders of SharpLink’s Common Stock will not have preemptive rights to purchase shares of SharpLink’s Common Stock. All outstanding shares of SharpLink’s Common Stock will be fully paid and non-assessable. The rights, preferences and privileges of holders of SharpLink’s Common Stock will be subject to those of the holders of any outstanding class or series of SharpLink’s Preferred Stock that SharpLink may issue in the future.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC, located at 48 Wall Street, Floor 23, New York, New York 10005. Equiniti’s phone number is 800-937-5449 and its website is www.equiniti.com.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SBET.”

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DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the Preferred Stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the Preferred Stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of Preferred Stock that we issue will be governed by our Amended and Restated Certificate of Incorporation, including the certificate of designations relating to such series of Preferred Stock, and our by-laws.

As of May 30, 2025, we had 15,000,000 authorized shares of Preferred Stock.

Our Board of Directors without the approval of the stockholders may issue up to 15,000,000 shares of Preferred Stock in one or more classes or series; and with respect to each series of Preferred Stock, the Board of Directors will fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations that describes the terms of the series of Preferred Stock we are offering before the issuance of the related series of Preferred Stock. This description will include the following, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends, if any;

●	whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the Preferred Stock on any securities exchange or market;

●	whether the Preferred Stock will be convertible into our Common Stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the Preferred Stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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●	voting rights, if any, of the Preferred Stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale, or other assignment, if any;

●	whether interests in the Preferred Stock will be represented by depositary shares;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the Preferred Stock;

●	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the Preferred Stock.

SharpLink believes that the availability of the Preferred Stock under the Amended and Restated Certificate of Incorporation will provide us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow SharpLink to issue shares of Preferred Stock without the expense and delay of a special stockholders’ meeting. The authorized shares of Preferred Stock, as well as shares of Common Stock, will be available for issuance without further action by the Company’s stockholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which SharpLink’s securities may be listed. The Board of Directors will have the power, subject to applicable law, to issue classes or series of Preferred Stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer or other takeover attempt.

When we issue shares of Preferred Stock under this prospectus, the shares, when issued in accordance with the terms of the applicable agreement, will be validity issued, fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our certificate of incorporation, as amended, that would affect the class or series of Preferred Stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock or depositary shares, or debt securities, which may be in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

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The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock, preferred stock or depositary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock or depositary shares purchasable upon exercise of warrants to purchase preferred stock or depositary shares, as applicable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, depositary shares, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of common stock, preferred stock or depositary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock, preferred stock or depositary shares, if any.

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DESCRIPTION OF DEBT SECURITIES

Any debt securities we may issue, offered by this prospectus and any accompanying prospectus supplement, will be issued under an indenture to be entered into between our Company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

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●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Events of Default,”

●	the terms and conditions, if any, for conversion into or exchange for shares of Common Stock or Preferred Stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of Common Stock or Preferred Stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

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We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

Those who hold certificated debt securities may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. There will be no service charge for any transfer or exchange of certificated debt securities, but there may be a requirement to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Those who hold certificated debt securities may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent, or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of our Company or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets, or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We will agree in the indenture that we will not consolidate with or merge into any other person, or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

●	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold, or leased, is a corporation organized and existing under the laws of the United States, any state, or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

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●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due and such default is not cured within five business days;

●	we fail to pay any interest within 30 days after it becomes due;

●	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

●	certain events involving bankruptcy, insolvency or reorganization of our Company or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

●	all lawful interest on overdue interest and overdue principal has been paid; and

●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

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If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

●	the trustee fails to institute a proceeding within 60 days after such request; and

●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity, following a change of control of our Company permitted under the indenture, will assume all of our obligations under the indenture and debt securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

●	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities, or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver to the indenture or such debt security;

●	reduce the rate of or change the time for payment of interest;

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●	reduce the principal of or change the stated maturity of the debt securities;

●	make any debt security payable in money other than that stated in the debt security;

●	change the amount or time of any payment required, or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture will permit us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust.

or

●	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;

●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below), which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accounts to provide money.

In each case specified above, such amounts are sufficient to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates, or on a selected date of redemption in accordance with the terms of the indenture.

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In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance, neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if covenant defeasance had not occurred; and

●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of our Company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our Common Stock, Preferred Stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, Preferred Stock, Common Stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of Common Stock, Preferred Stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material United States federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Common Stock, Preferred Stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

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Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Common Stock, Preferred Stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements that we may enter into. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of one or more debt securities, shares of Common Stock, shares of Preferred Stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock”, “Description of Preferred Stock”, “Description of Warrants”, and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

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The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, Preferred Stock, Common Stock, or warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification without Consent of Holders. Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent of Holders. Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

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Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements and the units will be governed by Delaware or New York law as decided by the Company at the time of issuance.

Form, Exchange, and Transfer

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue each unit in global —that is, book-entry— form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form”.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

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The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable.

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PLAN OF DISTRIBUTION

We and any selling security holders may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

●	on any national securities exchange or quotation service on which the Common Stock or the Preferred Stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the Common Stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

●	the names of any underwriters, dealers, or agents;

●	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

●	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any agent involved in the offer or sale of the securities. We may also sell securities directly to one or more purchasers without using underwriters or agents.

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Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, and in certain states, securities may not be sold unless they have been registered or qualified for sale in the applicable state, or an exemption from the registration or qualification requirement is available and is complied with.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities, the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

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LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of our Company as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report contains an explanatory paragraph regarding our ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. You may also obtain information about us by visiting our website at www.sharplink.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2024, filed with the SEC on March 14, 2025 and March 17, 2025, respectively;

●	our Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2025;

●

our Current Reports on Form 8-K and all amendments thereto, filed with the SEC on January 10, 2025, February 28, 2025, March 26, 2025, April 3, 2025, April 23, 2025, May 2, 2025, May 20, 2025, and May 30, 2025; and

●	our definitive proxy statement on Schedule 14A, filed with the SEC on March 31, 2025;

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

SharpLink Gaming, Inc.

Attn: Chief Executive Officer

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

Telephone: 612-293-0619

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10,013,351 Shares of Common Stock

10,013,351 Warrants to purchase up to 10,013,351 Shares of Common Stock

10,013,351 Shares Underlying the Warrants

PROSPECTUS

Sole Placement Agent

A.G.P.